SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 26th day of February, 1999

BETWEEN:

                  ABDE HOLDINGS LTD., a company duly incorporated pursuant to the laws of the Province of British Columbia and having its registered office located at #1107 - 11871 Horseshoe Way Richmond, British Columbia V7A 5H5

                  (the "Vendor")

AND:

                  ILINK TELECOM, INC., a body corporate with an office for business located at Suite 1910, 1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3

                  (the "Purchaser")

WHEREAS:

A. the Vendor is the registered and beneficial owner of all of the issued and outstanding common shares (the "Common Shares") of 579782 B.C. Ltd. (the "Company");

B. the Company is indebted to the Vendor for the sum of CDN$183,723.96 (the "Debt"); and

C. the Vendor wishes to sell, and the Purchaser wishes to purchase, the Common Shares and the Vendor wishes to assign, and the Purchaser wishes to take an assignment of, the Debt, both on and subject to the terms and conditions of this agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto hereby agree as follows:

Purchase and Sale of Common Shares

1. The Vendor hereby agrees to sell and the Purchaser hereby agrees to purchase the Common Shares effective the date hereof .

Assignment of Debt

2. The Vendor hereby agrees to assign, and the Purchaser hereby agrees to take an assignment of, the Debt effective the date hereof.

Consideration

3. In consideration for the sale of the Common Shares by the Vendor to the Purchaser and the assignment of the Debt from the Vendor to the Purchaser the Purchaser agrees to issue to the Vendors 145 shares of non-transferable Convertible Preferred Stock in the capital of the Purchaser at a deemed price of $1,000 per share on or before March 31, 1999. The shares of Convertible Preferred Stock shall be deemed to convert into shares of Common Stock of the Purchaser on the later of:

          (a)  the date which is six months from the date of this Agreement;  or

          (b) the date which is five business days from the effective date of a registration statement filed with the United States Securities and Exchange Commission in respect of the shares of Common Stock of the Purchaser to be issued upon the deemed conversion of the shares of Convertible Preferred Stock.

4. Each share of Convertible Preferred Stock shall convert in one share of Common Stock of the basis of the deemed purchase price for each such share of Convertible Preferred Stock divided by 75% of the closing bid price of the Company's shares of Common Stock for the five trading days immediately preceding the deemed exercise of the shares of Convertible Preferred Stock. The Purchaser shall file a registration statement with the United States Securities and Exchange Commission on or before May 31, 1999 and shall use its best efforts to make same effective as soon as practicable thereafter.

Representations and Warranties

5. The Vendor represents and warrants to and in favour of the Purchaser, with the intent that the Purchaser will rely thereon in entering into this agreement and in completing the transactions contemplated hereby, that:

          (a) Ownership of Shares. The issued and outstanding Common Shares in the capital stock of the Company consist of 100 Common Shares, which Common Shares shall be validly issued and outstanding as fully paid and non-assessable Common Shares. The Vendor is the registered and beneficial owner the Common Shares;

          (b) No Encumbrances. The Vendor owns the Common Shares free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever including pooling and voting trust agreements;

          (c) No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of the Common Shares or for the purchase, subscription or issuance of any of the unissued Common Shares in the capital of the Company;

          (d) Capacity. The Vendor has the full right, power and authority to enter into this agreement on the terms and conditions contained herein and to transfer and cause the transfer of full legal, registered and beneficial title and ownership of their portion of the Common Shares to the Purchaser as contemplated by item 1 hereof;

          (e) No Restrictions. There are no restrictions on the transfer, sale or other disposition of the Common Shares;

          (f) Books and Records. The books and records of the Company fairly and correctly set out and disclose in all material respects the financial position of the Company, and all material financial and other transactions of the Company relating to its business have been accurately recorded or filed in such books and records;

          (g) No Assets or Liabilities. Other than as acquired pursuant to the terms of certain Assignment Agreements dated February 26, 1999 between the Company and the Vendor the Company has no assets or liabilities.

Indemnification

6. The Vendor agrees to indemnify and save harmless the Purchaser from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim resulting from the breach by it of any representation or warranty under this agreement or from any material misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Vendor to the Purchaser hereunder.

Counterparts

7. This Agreement may be signed in any number or counterparts or facsimile counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same document.

Independent Legal Advice

8. The parties hereto acknowledge that they have each received independent legal advice with respect to the terms of this agreement and the transactions contemplated herein or have knowingly and willingly elected not to do so. The parties hereto further acknowledge that this agreement has been prepared by Century Capital Management Ltd. as a convenience to the parties only, and that Century Capital Management Ltd. has not provided any of the parties hereto with any professional advice with respect to this agreement.


IN WITNESS WHEREOF the parties have executed this agreement effective as of the day and year first above written.

                                                       ABDE HOLDINGS LTD.


                                                  By:  ---------------------
Witness                                                Authorized Signatory

Name

Address




                                                     ILINK TELECOM INC.


                                                  By:------------------------
Witness                                              Authorized Signatory

Name

Address